COLLABORATION AND SHARED SERVICES AGREEMENT

THIS **COLLABORATION AND SHARED SERVICES AGREEMENT** (the "**Agreement**") is made as of February 21, 2019, by and between **DAVIDsTEA INC.**, a corporation governed by the laws of Canada ("**DavidsTea**") and **OINK OINK CANDY INC.**, a corporation governed by the laws of Canada ("**Squish**").

WHEREAS DavidsTea is a public corporation governed by the laws of Canada whose shares are traded on the NASDAQ Global Market;

WHEREAS Squish is a privately-held corporation governed by the laws of Canada and is a related party of DavidsTea; and

WHEREAS DavidsTea and Squish (each, a "**Party**" and collectively, the "**Parties**") wish to share certain knowledge, expertise and infrastructure and to leverage their respective strengths for their mutual benefit, the whole upon the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises, mutual covenants, agreements and respective representations and warranties contained herein and other good and valuable consideration, the receipt and sufficiency for which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Whenever used in this Agreement, the following words and terms have the respective meanings set out below:

(a) "**Agreement**" has the meaning ascribed thereto in the preamble hereof;

(b) "**Confidential Information**" has the meaning ascribed thereto in Section 4.1;

(c) "**DavidsTea**" has the meaning ascribed thereto in the preamble hereof;

(d) "**Parties**" has the meaning ascribed thereto in the preamble hereof;

(e) "**Purchase Order**" means a purchase order furnished by the Supplying Party and executed by the Receiving Party;

(f) "**Requesting Party**" has the meaning ascribed thereto in Section 3.2;

(g) "**Services**" has the meaning ascribed thereto in Section 3.1;

(h) "**Squish**" has the meaning ascribed thereto in the preamble hereof;

(i) "**Supplying Party**" has the meaning ascribed thereto in Section 3.2; and

(j) "**Term**" has the meaning ascribed thereto in Section 2.1;

ARTICLE 2
TERM AND TERMINATION

2.1 Term

The term of this Agreement (the "**Term**") shall commence on the date hereof and shall continue in force until terminated in accordance with Section 2.2 hereof.

2.2 Termination

This Agreement may be terminated by either Party:

(a) immediately and upon simple written notice, in the event that the other Party: (i) becomes insolvent or otherwise unable to meet its financial obligations as they become due; (ii) files for or has filed against it a voluntary or involuntary petition under any bankruptcy, insolvency, reorganization, arrangement or receivership law; (iii) is the subject of a court appointment of a temporary or permanent receiver, trustee, or liquidator for such entity or a substantial part of its assets; or (iv) makes of an assignment for the benefit of its creditors;

(b) immediately and upon simple written notice, in the event that the other Party is in material breach of any of its obligations under this Agreement, and such default is not cured within fifteen (15) Business Days of receipt by that Party of written notice from the other Party setting out the nature of the material breach; or

(c) upon ninety (90) days' prior written notice to the other Party.

ARTICLE 3
COLLABORATION AND SHARED SERVICES

3.1 Services.

Subject to and in accordance with the terms of this Agreement, the Parties agree to collaborate to share, *inter alia*, the following services (collectively, the "**Services**"), the whole as set out in individual Purchase Orders to be negotiated between the Parties from time to time:

(a) visual merchandising capabilities;

(b) marketing capabilities;

(c) buying capabilities and supplier relationships;

(d) wholesale contacts and know-how;

(e) sales development and culture;

(f) package materials sourcing and onshore packaging capabilities;

(g) photography studio infrastructure and talent;

(h) increased purchasing power and negotiation capabilities;

(i) administration infrastructure and resources;

(j) warehousing and office space; and

(k) employees.

3.2 Purchase Orders

In the event that one Party wishes to procure one or more Services from the other Party during the Term, such Party (the "**Requesting Party**") shall submit to the other Party (the "**Supplying Party**") a written request to that effect. Within five (5) Business Days of receipt of such written request, the Supplying Party shall furnish to the Requesting Party a Purchase Order which shall set forth, *inter alia*, (i) a detailed description of the Service or Services to be provided, and (ii) the consideration for the Services. Upon execution of the Purchase Order by the Requesting Party, the Parties shall be bound and the Supplying Party shall perform the Service or Services in accordance with the terms of such Purchase Order. For greater certainty, no Purchase Order shall be binding on either Party until accepted and duly executed by the Requesting Party. Purchase Orders will be approved by the President of SQUISH on behalf of SQUISH and Purchase Orders on behalf of DAVIDsTEA will be approved by DAVIDsTEA CFO

3.3 Invoicing and Payment

Each Party shall furnish to the other Party, on a monthly basis, an invoice which shall include all amounts owing as of the date thereof in connection with Services rendered. All amounts owing pursuant to any invoice shall be due and payable within net thirty (30) days.

3.4 Relationship Between the Parties

The Parties are, and will remain at all times, independent contractors vis-à-vis one another in the performance of all Services hereunder. Nothing in this Agreement is intended to create or constitute a joint venture, partnership, agency, trust or other association of any kind between the Parties, and each Party will be responsible only for its respective obligations as set forth in this Agreement.

ARTICLE 4
CONFIDENTIALITY

4.1 Confidential Information

Each Party agrees that it shall treat and maintain all confidential and proprietary information ("**Confidential Information**") of the other Party as confidential, and shall not, at any time, without the express written consent of such Party, disclose, publish or divulge any confidential or proprietary information to any person, firm, corporation or other entity, or use any confidential or proprietary information, directly or indirectly, for the receiving Party's own benefit or the benefit of any person, firm, corporation or other entity, other than for the benefit of the disclosing Party or its affiliates or for the mutual benefit of the Parties in accordance herewith. "Confidential Information" includes, but is not limited to, products, specifications, software, devices, techniques, plans, business methods and strategies, organizational structure, sales and other financial information, forecasts and projections, marketing and development plans and strategies, advertising programs, creative materials, media schedules, business forms, drawings, blueprints, reproductions, data (including names, addresses and telephone numbers), business information, pricing policies, documents, letters or other paper work, trade secrets and know-how, including similar information pertaining to the disclosing Party, and the terms and conditions of this Agreement. Each Party acknowledges and agrees that any Confidential Information that it might receive from the other Party was developed and designed by such Party at great expense and over lengthy periods of time, is secret, confidential and unique, and constitutes the exclusive property and trade secrets of the disclosing Party.

4.2 Restriction on Disclosure

Each Party agrees that it shall not disclose Confidential Information to any of its directors, officers, agents or employees except those who need to know such Confidential Information, and shall reveal or transmit the Confidential Information to such persons only after advising them that the Confidential Information has been made available to such Party subject to this Agreement and such persons agree to be bound by the confidentiality provisions of this Agreement.

4.3 Required Disclosure

If either Party is required by law, regulation, or stock exchange rules (by oral questions, interrogatories, discoveries, requests for information or documents in legal proceedings, subpoena, civil investigative demand or similar process) to disclose any part of the Confidential Information, such Party shall provide the other Party with prompt written notice of any such request or requirement so that such Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.

4.4 Return of Confidential Information

Upon the request of the disclosing Party, the receiving Party shall promptly return any written Confidential Information, including all reproductions or copies thereof. The obligation of the receiving Party to maintain the secrecy of Confidential Information shall survive the termination of this Agreement.

4.5 Remedies

Due to the unique nature of the Confidential Information, each Party further acknowledges and agrees that any disclosure or use of Confidential Information by the receiving Party other than for the sole benefit of the disclosing Party or for the mutual benefit of the Parties in accordance herewith would be wrongful, would cause irreparable injury to the disclosing Party and that monetary damages would be inadequate to compensate the disclosing Party for such breach. Accordingly, each Party hereby acknowledges and agrees that in the event of any violation hereof, the disclosing Party shall be authorized and entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

5.1 Representations and Warranties

Each Party hereby represents and warrants to the other Party as follows:

(a) It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

(b) It has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder. The execution of this Agreement by its representatives whose signature is set forth below has been duly authorized by all necessary action of such Party's governing body or bodies; and when fully-executed, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles relating to or affecting creditors' rights generally or the effect of general principles of equity.

(c) It has all necessary experience, qualifications, expertise, authority, licenses and permits to enable it to perform its obligations under this Agreement, and the performance of the Service hereunder shall be performed in a good and workmanlike manner, in accordance with the standards of care and diligence and the level of skill, knowledge and judgment normally practiced by providers of services of a similar nature, and that all persons performing such obligations are adequately trained and competent to perform such obligations.

ARTICLE 6
INDEMNIFICATION

6.1 Indemnification

Each Party shall indemnify, hold harmless and, if requested by the other Party in its sole and absolute discretion, defend, at the indemnifying Party's sole cost and expense, the indemnified

Party and its affiliates, shareholders, managers, directors, officers, agents, representatives and employees from and against any claim, demand, suit, loss, damage, liability, judgment, lien, penalty, fine, cost and expense (including reasonable attorney's fees), directly or indirectly arising out of, related to, in connection with or resulting from (i) a breach of any representation, warranty, covenant, obligation or other term set forth in this Agreement, or (ii) the willful or negligent acts or omissions of the indemnifying Party, its subsidiaries or affiliates or any of their respective employees, agents or contractors, relating to the performance of the Services hereunder.

ARTICLE 7
GENERAL

7.1 Notices

Any notice or communication to be given or made hereunder by any Party to any other Party shall be in writing and delivered by email, or by certified or registered mail, postage prepaid, return requested, at the addresses designated below:

Notice to DavidsTea:

DAVIDsTEA Inc.
5430 rue Ferrier
Mont-Royal, Québec
H4P 1M2
Attention: Frank Zitella, Chief Financial Officer
E-mail: f.zitella@davidstea.com

Notice to Squish

Oink Oink Candy Inc.
5695 rue Ferrier
Mont-Royal, Québec
H4P 1N1

Attention: Sarah Segal, President
E-mail: Sarah@lovesquish.com

Any Party may change its email or mailing address by written notice to the other Party given in the manner herein prescribed. Each Party shall have the right to rely on the last known address of the other.

7.2 Public Notices

The Parties agree that there will be no public announcement, press release and/or any other publicity concerning this Agreement, unless such disclosure is required to meet timely disclosure obligations of DavidsTea under applicable law or stock exchange rules in circumstances where prior consultation with Squish is not practicable and a copy of such disclosure is provided to Squish at such time as it is made to the regulatory authority.

7.3 Governing Law and Forum

This Agreement shall be governed by and construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein (excluding any conflict of laws rule or principle, foreign or domestic, which might refer such interpretation to the laws of another jurisdiction). The Parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the Province of Québec and elect domicile in the City of Montreal with respect to any matter relating to the execution or construction of this Agreement or the exercise of any right or the enforcement of any obligation arising hereunder (excluding any conflict of forum rule or principle, foreign or domestic, which might refer such matter to the courts of another jurisdiction).

7.4 Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

7.5 Entire Agreement

This Agreement, and the agreements and other documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise. There are no covenants, promises, warranties, representations, conditions or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, whether statutory or otherwise, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document required to be delivered pursuant to this Agreement.

7.6 Expenses

Except as otherwise provided in this Agreement, each Party shall pay its own costs and expenses (including the fees and disbursements of legal counsel and other advisers) in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement.

7.7 Amendment

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by either Party, is binding unless executed in writing by both Parties.

7.8 Assignment and Enurement

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party. This Agreement enures to the benefit of and is binding upon the Parties hereto and their respective successors (including any successor by reason of amalgamation of either Party) and permitted assigns.

7.9 Further Assurances

The Parties hereto shall, with reasonable diligence, do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

7.10 Counterparts

This Agreement may be executed in one or more counterparts, each of which shall conclusively be deemed to be an original but both of which taken together shall be deemed to constitute one and the same agreement. A facsimile or electronic transmission of the Agreement bearing a signature on behalf of a Party shall be legal and binding on such Party.

7.11 Language

The Parties acknowledge that they have required that this Agreement and all related documents be drawn up in English. *Les parties reconnaissent avoir exigé que la présente convention et tous les documents connexes soient rédigés en anglais.*

IN WITNESS OF WHICH the Parties hereto have duly executed this Agreement.

DAVIDSTEA INC.

By: ______________________
Name: Frank Zitella
Title: Chief Financial Officer

OINK OINK CANDY INC.

By: ______________________
Name: Sarah Segal
Title: President